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logo  American                                                                                          For Internal Use Only
      Skandia
      Where To Invest

American Skandia Life Assurance Corporation
One Corporate Drive
P.O. Box 883
Shelton, CT  06484-0883                                                                                 Annuity No.


1    ANNUITY OPTIONS                                                  4    ANNUITANT (Same as Owner unless otherwise indicated)
     Guaranteed Annuity Payment Amount:                                    Name:
         _Yes      _No       _N/A                                              FIRST          M.        LAST


                                                                           Address:


2    TYPE OF PLAN                                                          City:                    State:_ _


     _Non-qualified                                                        Zip:_ _ _ _ _

     _IRA      _SEP/IRA       _IRA Rollover                                Sex:      _Male          _Female

     _401      _403(b)        _Roth IRA                                    Date of Birth:      MM   -    DD   -    YYYY

     _Other:                                                               Social Security/Tax I.D. No:  _ _ _ - _ _ _ -_ _ _ _

                                                                           Joint Annuitant (If applicable)

3    OWNER
     Name:                                                                 Name:
          FIRST          M.        LAST                                        FIRST          M.        LAST


     Address:                                                              Address:

     City:                    State:_ _                                    City:                    State:__ _

     Zip:_ _ _ _ _                                                         Zip:_ _ _ _ _

     Sex:      _Male          _Female                                      Sex:      _Male          _Female

     Date of Birth:      MM   -    DD   -    YYYY                          Date of Birth:      MM   -    DD   -    YYYY

     Social Security/Tax I.D. No:  _ _ _ - _ _ _ -_ _ _ _                  Social Security/Tax I.D. No:  _ _ _ - _ _ _ - _ _ _ _


     JOINT OWNER (If applicable)                                      5    PAYEE(If more than one Payee please include on additional
                                                                                sheet of paper.)
                                                                           If left blank, Annuitant(s) will be considered payee(s).


     Name:                                                                 Name:
     FIRST          M.        LAST                                             FIRST           M.        LAST

     Address:                                                              Address:

     City:                    State:_ _                                    City:                         State:_ _

     Zip:_ _ _ _ _                                                         Zip:_ _ _ _ _

     Sex:      _Male          _Female                                                                  Total:  100%

     Date of Birth:      MM   -    DD   -    YYYY


     Social Security/Tax I.D. No:  _ _ _ - _ _ _ -_ _ _ _             6    PROOF OF AGE (Please include a copy with application)


                                                                           Annuitant
                                                                           _Driver's License   _Birth Certificate  _Passport
                                                                           _Other:

                                                                           Joint Annuitant
                                                                           _Driver's License   _Birth Certificate  _Passport
                                                                           _Other:

VIA-App(8/99)

                                  Page 1 of 3
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logo  American                                                                                          For Internal Use Only
      Skandia
      Where To Invest

American Skandia Life Assurance Corporation
One Corporate Drive
P.O. Box 883
Shelton, CT  06484-0883                                                                                 Annuity No.



7    BENEFICIARY DESIGNATION                                          9    INVESTMENT SELECTION
     (Unless otherwise indicated, beneficiary becomes owner upon           (Indicate your investment allocation below.  Please use
     death of last surviving annuitant with the submission of all          only whole number percentages.  They must total 100%.)
     necessary paperwork.)


     PRIMARY BENEFICIARY(IES)                                             Investment Options

     Name:                                                                              ----------------------------------    _ _%
          FIRST          M.             LAST

     Social Security #:_ _ _ - _ _ _-_ _ _ _      ---%                                  ----------------------------------    _ _%

     Relationship to Annuitant:                                                         ----------------------------------    _ _%

     Name:                                                                              ----------------------------------    _ _%
          FIRST          M.             LAST

     Social Security #:_ _ _ - _ _ _-_ _ _ _      ---%                                  ----------------------------------    _ _%

     Relationship to Annuitant:                                                         ----------------------------------    _ _%

     Name:                                                                              ----------------------------------    _ _%
          FIRST          M.             LAST                                            ----------------------------------    _ _%

     Social Security #:_ _ _ - _ _ _-_ _ _ _      ---%                                  ----------------------------------    _ _%

     Relationship to Annuitant:                                                         ----------------------------------    _ _%

                                   TOTAL 100%     ---%                                                                    TOTAL 100%


     CONTINGENT BENEFICIARY(IES)                                     10    ANNUITY PAYMENT DATE


     Name:                                                                 Choice of the 1st through the 28th of the month. _ _
           FIRST               M.             LAST

     Social Security #:_ _ _ - _ _ _ - _ _ _ _   _ _%

     Name:
          FIRST               M.             LAST

     Social Security #:_ _ _ - _ _ _ - _ _ _ _   _ _%                      _ If this box is checked, please complete the following
                                                                             sections.  If this box is not checked, please proceed
     Name:                                                                        to Replacement Information section.
          FIRST               M.             LAST


     Social Security #:_ _ _ - _ _ _ - _ _ _ _   _ _%                11    BENCHMARK RATE


                                           TOTAL 100%                      _ 3 Percent       _ 5 Percent         _ 6 Percent
                                                                           _ other


8    PREMIUM

     PREMIUM:  $-----                                                12    ANNUITY PAYMENT DURATION


     Type of Payment:                                                      _ Life Only

     _Check                        _ Direct Rollover                       _ Life with Certain Period    __years

     _Wire                         _ Mutual Fund Transfer                  _ Certain Period Only         __years

     _Trustee-to-Trustee Transfer  _ CD Transfer

     _1035 Exchange

VIA-APP(8/99)
logo  American                                                                                          For Internal Use Only
      Skandia
      Where To Invest

American Skandia Life Assurance Corporation
One Corporate Drive
P.O. Box 883
Shelton, CT  06484-0883                                                                                 Annuity No.



13   REPLACEMENT INFORMATION                                         17    AGREEMENT AND ACKNOWLEDGEMENT
     Is this annuity intended to replace (in whole or in part)             BY SIGNING BELOW THE OWNER(S) UNDERSTAND THAT:
     an existing life insurance or annuity?   _Yes     _No                 1. The Annuity Payments, and if applicable, Inheritance
                                                                              Period or Cash Value may increase or decrease
     (If yes, please indicate carrier, contract number and                    depending on the contract's investment results;
     approximate premium amount in Special Instructions.)

14   SPECIAL INSTRUCTIONS (Please Print Clearly)                            2. The Variable Annuity applied for is suitable for
     ______________________________________________                           my/our financial situation and needs; and


     ______________________________________________                        3. I/We have received a current prospectus.



     ______________________________________________                           I/We represent to the best of my/our knowledge and
                                                                              belief the statements made in this application are
                                                                              true and complete including under penalty of perjury,
                                                                              the Social Security or Tax ID numbers provided.  It is
                                                                              indicated and agreed that the only statements which
15   TAX WITHHOLDING INFORMATION                                              are to be constructed as the basis of the contract are
                                                                              those contained in this application or in any
     Your  payments are subject to income tax  withholding  unless you        amendment to this application.
     elect not to have withholding apply.  Withholding applies only to
     the  portion of your  payment  that is subject to federal  income     SIGNATURES:
     tax. You may elect not to have withholding  apply by checking the     Owner(s)
     box below. Your election will remain in effect until revoked.  If     X_________________________________
     you  elect  no  withholding,  or if you do not  have  enough  tax     X_________________________________
     withheld from your distribution, you may have to pay an estimated
     tax.  If  your   withholding   and  estimated  tax  payments  are     Location where signed_____________
     insufficient, you may be penalized under the estimated tax rules.     Date MM - DD - YYYY
     You may revoke your election at any time.  Other federal or state mandatory withholding rules may apply to certain distributions.



                                                                           Annuitant   (If  other  than  owner)
                                                                           X_________________________________
Federal Income Tax Withholding (select  one)
                                                                           X_________________________________

     _No, I/we do not want to have Federal Income Tax withheld.
          OR
     _Yes. I/we want Federal Income Tax withheld .                         Location where signed_______________

     Note, if you check yes, American Skandia will withhold as if you      Date MM - DD - YYYY
     are Married, claiming three (3) withholding allowances.  If you would like a different amount withheld, please submit a completed
     IRS Form W-4P.
     State Income Tax Withholding (select one)

     _No, I/we do not want to have State Income Tax withheld.              Signature of Agent
          OR                                                               X_________________________________
     _Yes, I/we want State Income Tax withheld at __%
      for the state of ___________.                                        Name:
                                                                           FIRST                  M.               LAST



16   AMENDMENTS TO THE APPLICATION                                         Name of Firm:
     _________________________________________
                                                                           Firm Address:
     _________________________________________


     _________________________________________                             City:                    State:_ _       Zip:_ _ _ _ _



                                                                           AGENT REPORT
                                                                           Do you have any reason to believe the contract applied
                                                                           for is to replace existing annuities or life insurance?
                                                                           _Yes      _No
VIA-APP(8/99)
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